As filed with the Securities and Exchange Commission on April 30, 2020

Registration No. 333‑237723

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S‑3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26‑0179592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(720) 437‑6500

(Address, including zip code, and telephone number,

 including area code, of registrant’s principal executive offices)

Michael Macaluso

Chief Executive Officer

Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(720) 437‑6500

(Name, address, including zip code, and telephone number,

 including area code, of agent for service)

Copy to:

Leah G. Brownlee, Esq.

Squire Patton Boggs (US) LLP

Key Tower, 127 Public Square #4900

Cleveland, OH 44114

(216) 479‑8549

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ampio Pharmaceuticals, Inc. is filing this pre-effective amendment (“Amendment No. 1”) to the registration statement on Form S-3 (Registration No. 333-237723) (the “Registration Statement”) as an exhibit-only filing to update Exhibit 5.1.  Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index, the signature page and Exhibit 5.1 filed herewith. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.       Exhibits

Exhibit Number
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated February 20, 2020, by and between the Company, Roth Capital Partners, LLC and ThinkEquity LLC (Incorporated by reference from Registrant’s Form 8K filed February 20, 2020)‑
3.1	Certificate of Incorporation of the Registrant, as currently in effect (Incorporated by reference from Registrant’s Form 10K filed February 21, 2020)‑
3.2	Plan of Conversion of Chay Enterprises, Inc. to a Delaware corporation (Incorporated by reference from Registrant’s Form 8K filed March 30, 2010)‑
3.3	Amended and Restated Bylaws of the Registrant, as currently in effect (Incorporated by reference from Registrant’s Form 10‑Q filed November 14, 2018)
4.1	Specimen Common Stock Certificate of the Registrant (Incorporated by reference from Registrant’s Registration Statement on Form S‑4 filed January 7, 2011)
4.2	Form of Warrant to Purchase Common Stock (Incorporated by reference from Registrant’s Form 8‑K filed on August 29, 2016)
4.3	Form of Warrant to Purchase Common Stock (Incorporated by reference from Registrant’s Form 8‑K filed on August 29, 2016)
4.4	Form of Warrant (Incorporated by reference from Registrant’s Form 8‑K filed on August 13, 2018)
4.5*	Form of indenture for subordinated debt securities and related form of subordinated debt security
4.6*	Form of indenture for senior debt securities and related form of senior debt security
4.7*	Form of Certificate of Designation of Preferred Stock
4.8*	Form of Debt Securities
4.9*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.10*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.11*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.12*	Form of Unit Agreement and Unit Certificate
5.1**	Opinion of Squire Patton Boggs (US) LLP
23.1****	Consent of Moss Adams LLP
23.2****	Consent of Plante & Moran PLLC
23.3**	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the signature page hereto)
25.1***	Form T‑1 Statement of Eligibility of designated trustee under the Senior Indenture
25.2***	Form T‑1 Statement of Eligibility of designated trustee under the Subordinated Indenture

*     To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**   Filed herewith.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

**** Previously filed as an exhibit to this Registration Statement on Form S-3 on April 16, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 30, 2020.

AMPIO PHARMACEUTICALS, INC.

/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	April 30, 2020
Michael Macaluso	(principal executive officer)

/s/ Daniel G. Stokely	Chief Financial Officer	April 30, 2020
Daniel G. Stokely	(principal financial and accounting officer),
Secretary and Treasurer

*	Director	April 30, 2020
David Bar-Or

*	Director	April 30, 2020
Philip H. Coelho

*	Director	April 30, 2020
Richard B. Giles

*	Director	April 30, 2020
David R. Stevens

* By:     /s/ Daniel G. Stokely

              Daniel G. Stokely

              As Power of Attorney

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